Exhibit 10.1

NOTE PURCHASE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS NOTE PURCHASE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated March 20, 2007 (the “Effective Date”), and is by and between MCDOUGAL FAMILY PARTNERSHIP, LTD., a Texas limited partnership (“Assignor”), and UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership, or its assigns (“Assignee”).

RECITALS:

A.            Assignor is the owner of that certain Modification and Extension Agreement (the “Note”) and the other loan documents identified on Exhibit “A” attached hereto (collectively with the Note, the “Loan Documents”), all of which relate to the indebtedness (the “Loan”) of Llano Development Company, a Texas corporation (“Borrower”), which is currently owed to Assignor.

B.            Assignee has offered to purchase from Assignor, and Assignor has agreed to sell to Assignee, all of Assignor’s right, title and interest in, to and under the Loan Documents, subject to the terms and conditions contained herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Purchase of Loan.  Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases from Assignor, all right, title and interest of Assignor in, to and under the Loan Documents.  Assignee hereby assumes all of Assignor’s obligations under the Loan Documents.

2.  Assignee’s Representations and Warranties.  Assignee hereby represents and warrants to Assignor, and agrees, that:

(a)            Assignee has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and each other agreement executed and delivered by Assignee in connection herewith;

(b)           Assignee has made such examination, review and investigation of Borrower, and of facts and circumstances necessary to evaluate Borrower, as it has deemed necessary and appropriate;

(c)           Assignee has received copies of each of the Loan Documents and has made such examination, review and investigation of the Loan and the Loan Documents, and of the related facts and circumstances necessary to evaluate the Loan and the Loan Documents, as it has deemed necessary and appropriate;

(d)           Assignee has not relied on any statement, representation or warranty, express or implied, of Assignor or any of Assignor’s directors, officers, employees, attorneys or agents, Assignee having made its own independent evaluation of Borrower, the Loan and each Loan Document;

(e)           Assignee is acquiring the Loan and Loan Documents for its own account and not with a view to, or for sale in connection with, any public distribution thereof, and Assignee has no present intention of making any distribution of the Loan or any Loan Documents in a manner which would violate any applicable securities law;

(f)           This Agreement constitutes a legal, valid and binding obligation of Assignee enforceable against it in accordance with its terms; and

(g)           The transaction contemplated by this Agreement is an arms-length transaction for fair value.

3.  Assignor’s Representations and Warranties.  Assignor hereby represents and warrants to Assignee, and agrees, that:

(a)            Assignor is the sole owner of the Loan Documents;

(b)            Assignor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and each other agreement executed and delivered by Assignor in connection herewith;

(c)            This Agreement constitutes a legal, valid and binding obligation of Assignor enforceable against it in accordance with its terms;

(d)            The transaction contemplated by this Agreement is an arms-length transaction for fair value;

(e)            According to Assignor’s records, as of March 20, 2007, the unpaid principal balance of the Loan is $3,500,000.00 (the “Loan Balance”) and accrued and unpaid interest is $96,663.41 (the “Accrued Interest”), with a daily per diem of $996.53 (the “Daily Per Diem”); and

(f)           Upon the closing of the purchase and sale contemplated by this Agreement, Assignor shall assign to Assignee the UCC-1 Financing Statements described on Exhibit “A” attached hereto.

4.  Conditions Precedent to Effectiveness.  This Agreement shall be effective upon the occurrence of all of the following:

(a)            Receipt by Assignor of $3,596,663.41 plus the Daily Per Diem for each day after March 20, 2007 until the closing date (the “Purchase Price”), by wire-transfer to an account designated by Assignor;

(b)            Receipt by Assignee of an original copy of each of the Loan Documents and the original Note properly assigned by Assignor without recourse, representation or warranty except as expressly provided in this Agreement;

(c)            Receipt by each party hereto of an original counterpart of this Agreement executed by each party; and

(d)            Receipt by Assignee of a fully executed Assignment of Note and Loan Documents in form and substance reasonably satisfactory to the parties.

5.  Assumption and Release.  Assignee hereby assumes and promises to perform in accordance with the terms thereof each and all of the duties and obligations of the Assignor arising from, in connection with, in respect of or under the Note and the other Loan Documents and interests assigned hereby.  Except for the rights created by this  Agreement, Assignee agrees to and does hereby irrevocably and unconditionally release the Assignor of and from any and all liability for performance or non-performance of such duties and obligations and any and all claims, actions, suits, costs, demands and causes of action that may be asserted against Assignor by Assignee, or its successors or assigns, in respect of, in connection with or otherwise relating to or arising under the Note or any of the other Loan Documents assigned hereby.

6.  Further Actions.  Assignor and Assignee hereby covenant and agree to execute and deliver all such documents and to take all such further actions as any of them may reasonably deem necessary from time to time to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

7.  Survival of Provisions.  The agreements, representations and warranties of the parties contained herein shall survive the consummation of the transactions contemplated hereby.

8.  Governing Law.  This Agreement and all documents executed in connection herewith shall be deemed contracts made under the laws of Texas and shall be construed and enforced in accordance with and governed by the laws of Texas.

9.  Indemnity.  Assignee shall indemnify, defend and hold Assignor harmless from and against any liability, claim, cause of action, cost, loss, damage or expense arising out of the debt relationship evidenced by the Loan Documents which occurs on or after the Effective Date.  Assignor shall indemnify, defend and hold Assignee harmless from and against any liability, claim, cause of action, cost, loss, damage or expense arising out of the debt relationship evidenced by the Loan Documents which occurred prior to the Effective Date.

10.  Entire Agreement.  Except for any written agreement of confidentiality between Assignor and Assignee which shall survive the consummation of the transactions contemplated hereby, this Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.  This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns.

11.  Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

12.  Modifications to this Agreement.  This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the Effective Date.

ASSIGNOR:

MCDOUGAL FAMILY PARTNERSHIP, LTD.

By:	DCMC, L.C., its general partner

/s/ Mike McDougal
Name: Mike McDougal
Title: Manager
Address: 7008 Salem Avenue, Lubbock, Texas 79424

ASSIGNEE:

UNITED DEVELOPMENT FUNDING III, L.P.

By:	UMTH Land Development, L.P., its general partner

By:	UMT Services Inc., its general partner

/s/ Ben Wissink
Name: Ben Wissink
Title: Vice President
Address: 1812 Cindy Lane, Suite 200, Bedford, Texas 76021

        Signature page to
        Note Purchase, Assignment and Assumption Agreement

EXHIBIT A

LOAN DOCUMENTS

1.  Modification and Extension Agreement, dated December 12, 2006, in the unpaid  principal amount of $3,500,000, payable by Llano Development Company to the order of McDougal Family Partnership, Ltd.

2.  Tri-Party and Subordination Agreement, dated December 12, 2006, among Llano Development Company, McDougal Family Partnership, Ltd. and United Development Funding, L.P.

3.  Deed of Trust Security  Agreement – Financing  Statement dated December 12, 2006, executed by Llano Development Company to Michael C. McDougal, Trustee for the benefit of McDougal Family Partnership, Ltd. and filed in the Official Public Records of Lubbock County, Texas under Instrument Number 2006051361.

4.  Transfer of Liens from ABC to McDougal dated on or about December 12, 2006.

5.  Loan Agreement, dated as of October 29, 2004, between Llano Development Company and American Bank of Commerce, such note having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

6.  Real Estate Lien Note, dated October 29, 2004, in the original principal amount of $4,000,000, payable by Llano Development Company to the order of American Bank of Commerce, such note having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006, which note evidences a renewal and extension of that certain promissory note in the original principal amount of $3,250,000.00, payable by Llano Development Company to American Bank of Commerce dated May 21, 2004.

7.  [intentionally deleted]

8.  Security Agreement, dated October 29, 2004, executed by Llano Development Company for the benefit of American Bank of Commerce and related UCC filings, such agreement having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

9.  Security Agreement, dated October 29, 2004, executed by Michael Freyburger for the benefit of American Bank of Commerce and related UCC filings, such agreement having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

10.  Assignment of Contracts, Plans, Permits and Plats dated October 29, 2004 executed by Llano Development Company for the benefit of American Bank of Commerce filed in Volume 9486, Page 309, of the Real Property Records of Lubbock County, Texas, such assignment having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

11.  Guaranty Agreement, dated October 29, 2004, executed by United Development Funding, L.P. for the benefit of American Bank of Commerce, such agreement having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

12.  Guaranty Agreement, dated October 29, 2004, executed by Michael Freyburger for the benefit of American Bank of Commerce, such agreement having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

13.  Deed of Trust, dated May 21, 2004, executed by Llano Development Company to David Harmon, Trustee, for the benefit of American Bank of Commerce and recorded in Vol. 9159 Page 196, of the Official Public Records of Lubbock County, Texas, such deed of trust having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

14.  Deed of Trust, dated October 29, 2004, executed by Llano Development Company to David Harmon, Trustee, for the benefit of American Bank of Commerce and recorded in Vol. 9486 Page 298, of the Official Public Records of Lubbock County, Texas, such deed of trust having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006, which deed of trust extends the instrument described in Item 13 above.

15.  UCC Financing Statement No. 04-0087036573 and all amendments thereto, naming Llano Development Company as debtor and American Bank of Commerce as lender, having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

16.  UCC Financing Statement No. 04-0070085519 and all amendments thereto, naming Llano Development Company as debtor and American Bank of Commerce as lender, having been assigned to McDougal Family Partnership, Ltd. on or about December 12, 2006.

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